Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 243	Trade Date: 7/5/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 7/8/2005

The date of this Pricing Supplement is July 5, 2005

CUSIP or Common Code:	41013NTA6	41013NTB4	41013NTC2

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$70,000.00	$145,000.00	$61,000.00

Proceeds to Issuer:	$69,632.50	$143,985.00	$60,481.50

Discounts and Commissions:	0.525%	0.700%	0.850%

Reallowance:	0.150%	0.150%	0.150%

Dealer:	99.550%	99.375%	99.250%

Maturity Date:	7/15/2008	7/15/2009	7/15/2010

Stated Annual Interest Rate:	3.650%	3.750%	3.850%

Interest Payment Frequency:	Quarterly	Monthly	Semi

First Payment Date:	10/15/2005	8/15/2005	1/15/2006

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 243	Trade Date: 7/5/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 7/8/2005

The date of this Pricing Supplement is July 5, 2005

CUSIP or Common Code:	41013NTE8	41013NTG3

Price to Public:	100.000%	100.000%

Principal Amount:	$425,000.00	$249,000.00

Proceeds to Issuer:	$421,387.50	$243,397.50

Discounts and Commissions:	0.850%	2.250%

Reallowance:	0.150%	0.350%

Dealer:	99.250%	97.900%

Maturity Date:	7/15/2010	7/15/2030

Stated Annual Interest Rate:	4.100%	4.900%

Interest Payment Frequency:	Monthly	Quarterly

First Payment Date:	8/15/2005	10/15/2005

Additional Amounts:	N/A	N/A

Survivor’s Option:	Yes	Yes

Callable by Issuer:	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	7/15/2007 Callable one time only at 100% on call date above with 30 days notice.	7/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A

Other Material Terms (if any):	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.